CERTIFICATE OF TRUST

                                      OF

                          WESTERN RESOURCES CAPITAL I


          THIS CERTIFICATE OF TRUST of Western Resources Capital I (the "Trust"), dated October 12, 1995, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

          1. Name. The name of the business trust being formed hereby is WESTERN RESOURCES CAPITAL I.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.
 .
          3. Effective Date. This Certificate of Trust shall be effective as of its filing.


          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.



                         WILMINGTON TRUST COMPANY
                         as Trustee


                         By: /s/ Patricia A. Evans
                             -------------------------------------
                               Name: Patricia A. Evans
                               Title: Financial Services Officer